Exhibit 10.20

GUARANTY AGREEMENT

(Information Decisions, Incorporated and

Workgroup Technology Corporation)

THIS GUARANTY AGREEMENT (the “Corporate Guaranty”) is entered into this 8th day of March, 2011, jointly and severally by INFORMATION DECISIONS, INCORPORATED, a Michigan corporation with a place of business at 3001 West Big Beaver Road, Troy, Michigan, and WORKGROUP TECHNOLOGY CORPORATION, a Delaware corporation with a place of business at 59 Lowes Way, Suite 401, Lowell, Massachusetts (each a “Corporate Guarantor” and together the “Corporate Guarantors”), and in favor of ONE CONANT CAPITAL, LLC (the “Lender”), with a place of business at One Post Office Square, Boston, Massachusetts.

RECITALS

On the date of this Corporate Guaranty the Lender made two loans to SofTech, Inc. (the “Borrower”) pursuant to that certain (i) $2,900,000 Term Note, dated as of the date herein (the “Term Note”), (ii) $300,000 Revolving Line of Credit Note, date as of the date herein (the “Revolving Note”), (iii) Loan, Pledge and Security Agreement, dated as of the date herein (the “Loan Agreement”), and (iii) other Loan Documents (as defined in the Loan Agreement).

In partial consideration for, and as an inducement to the Lender to extend credit to the Borrower under the Loan Documents, the Corporate Guarantors agreed to guaranty the payment and performance of Borrower’s obligations under all Loan Documents.

The Corporate Guarantors are wholly owned subsidiaries of the Borrower.  As such the Corporate Guarantors shall receive substantial benefits from Lender’s loan to Borrower under the Loan Documents.  The Corporate Guarantors acknowledge that Lender would not have entered into the Loan Documents but for Corporate Guarantors’ execution of this Corporate Guaranty.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises of this Corporate Guaranty, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.1

Definitions.  Capitalized terms that are not otherwise defined herein shall have the meaning set forth in the Loan Agreement.  If there is a conflict between a definition herein and a definition in the Loan Agreement, the definition in the Loan Agreement shall control.  If a capitalized term is not otherwise defined herein or the Loan Agreement it shall have the meaning set forth in the Code.

SECTION 2

GUARANTY OF PAYMENT AND PERFORMANCE

2.1

Unconditional Guaranty.  The Corporate Guarantors hereby, jointly and severally, unconditionally guarantee to the Lender the full and punctual payment when due, and the performance of all liabilities, agreements and other obligations of the Borrower to the Lender arising under the Term Note, Revolving Note, Loan Agreement, Subordination Agreement, all other Loan Documents, and all extensions, renewals and substitutions thereof (collectively the “Borrower’s Obligations”).

2.2

Nature of Guaranty.  This Corporate Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Borrower’s Obligations, and not of their collectability only, and shall remain in force until the full satisfaction of the Borrower’s Obligations.

2.3

Obligation of Corporate Guarantors.  The Corporate Guarantors shall have no obligation under this Corporate Guaranty to pay or perform the Borrower’s Obligations to Lender until such time that the Borrower defaults in the payment or performance of any of the Borrower’s Obligations and fails to timely cure such default.  Upon Borrower’s failure to timely cure any such default, the obligations of the Corporate Guarantors hereunder shall automatically become due and payable to the Lender, without notice or demand.

2.4

Agreement to Pay Costs and Expenses.  The Corporate Guarantors agree to pay to the Lender, on demand, all reasonable costs and expenses (including reasonable court costs and legal expenses) incurred or expended by the Lender in connection with the enforcement of this Corporate Guaranty and/or the collection of all sums and Borrower’s Obligations guaranteed hereunder, whether such collection be from Borrower or from the Corporate Guarantors.

SECTION 3

WAIVERS BY THE CORPORATE GUARANTORS;

THE LENDER’S FREEDOM TO ACT

3.1

Borrower’s Impairment.  The obligations of the Corporate Guarantors to make payment in accordance with the terms of this Corporate Guaranty shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower or its estate in bankruptcy or reorganization resulting from the operation of any present or future provision of the United States Bankruptcy Code or other statute or from the decision of any court.  The liability of the Corporate Guarantors hereunder shall be reinstated and revived, and the rights of the holder or holders of Borrower’s Obligations and in any agreement executed by and between Lender and Borrower, shall continue, with respect to any amount at any time paid on account of the indebtedness under any Borrower’s Obligations or Loan Documents or hereunder, which shall thereafter be required to be restored or returned by the holder or holders of any Borrower’s Obligations or other agreements upon the bankruptcy, insolvency or reorganization of Borrower or for any other reason, all as though such amount had not been paid.

3.2

Agreement to Loan Documents and All Amendments.  Without limiting the generality of any term, condition or obligation herein, the Corporate Guarantors agree to the provisions of any instrument evidencing, securing or otherwise executed in connection with any of the Borrower’s Obligations, and agree that the obligations of the Corporate Guarantors hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Lender to assert any claim or demand or to enforce any right or remedy against the Borrower; (ii) any extensions or renewals of any of the Borrower’s Obligations; (iii) any terminations, invalidations, rescissions, waivers, amendments or modifications of any of the Loan Documents or any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with any of the Borrower’s Obligations; (iv) the substitution or release of any entity primarily or secondarily liable for any of the Borrower’s Obligations; (v) the adequacy of any rights the Lender may have against the Collateral or any other asset pledged to secure the Borrower’s Obligations, or other means of obtaining repayment of the Borrower’s Obligations; (vi) the impairment of any asset or collateral securing the Borrower’s Obligations, including without limitation the failure to perfect or preserve any rights the Lender might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Borrower or otherwise operate as a release or discharge of the Borrower, all of which may be done without notice to the Corporate Guarantors.

3.3

Waiver of Notice.  Notice of the acceptance of this Corporate Guaranty and notice of transactions entered into in reliance hereof are hereby waived.  The Corporate Guarantors consent to any renewal, extension or postponement of the time of payment of any of the Borrower’s Obligations or to any other forbearance or indulgence with respect thereto and consents to any substitution, exchange, modification or release of any security therefore or the release of any other person primarily or secondarily liable on any of the Borrower’s Obligations, whether or not notice thereof shall be given to the Corporate Guarantors, and agrees to the provisions of any instrument, security or other writing evidencing or securing any of the Borrower’s Obligations, and the enforcement hereof shall not be affected by the delay, neglect or failure of Lender to take any action with respect to any security, right, obligation, endorsement, guaranty or other means of collecting the Borrower’s Obligations which it may at any time hold, including perfection or enforcement thereof, or any change with respect to Borrower in the form or manner of doing business, whether by incorporation, consolidation, merger, partnership formation or change in membership, or otherwise, it being hereby agreed that the Corporate Guarantors shall be and remain bound upon this Corporate Guaranty irrespective of any action, delay or omission by Lender in dealing with Borrower, any of the Borrower’s Obligations, any Loan Document, any collateral that secures the same or any person at any time liable with respect thereto.

SECTION 4

UNENFORCEABILITY OF OBLIGATIONS AGAINST THE BORROWER

4.1

Borrower’s Obligations. If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Borrower’s Obligations, or if any of the Borrower’s Obligations can not be recovered from the Borrower by operation of law or for any other reason, this Corporate Guaranty shall nevertheless be binding on the Corporate Guarantors to the same extent as if the Corporate Guarantors at all times had been the principal obligors on all of the Borrower’s Obligations, and all amounts due under this Corporate Guaranty and all of the Loan Documents shall become immediately due and payable.

4.2

Stay of Borrower’s Obligations.  If payment of the Borrower’s Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any of the Borrower’s Obligations, including the Loan Documents, shall be immediately due and payable by the Corporate Guarantors.

SECTION 5

SUBROGATION and SUBORDINATION

5.1

Subordination by Corporate Guarantors.  Until the payment and performance in full of all Borrower’s Obligations, and any and all obligations of the Borrower to the Lender, the Corporate Guarantors shall not:

5.1.1

exercise any right against the Borrower arising as a result of payment by the Corporate Guarantors hereunder, by way of subrogation or otherwise;

5.1.2

prove any claim in competition with the Lender, or it’s affiliates, in respect of any payment hereunder, in bankruptcy or insolvency proceedings of any nature;

5.1.3

claim any set-off or counterclaim against the Borrower in respect of any liability of the Corporate Guarantors to the Borrower; or

5.1.4

benefit from or exercise any right to participate in any collateral which is pledged to secure the Borrower’s Obligation, or which may be held by the Lender.

5.2

Subordination Following Default.  During a continuing Event of Default under the Term Note, Revolving Note, Loan Agreement and/or all other Loan Documents, the payment of any amounts due with respect to any indebtedness of the Borrower now or hereafter held by the Corporate Guarantors is hereby subordinated to the prior payment in full of the Borrower’s Obligations.

5.3

Waiver of Demand Rights.  During a continuing Event of Default under the Loan Documents the Corporate Guarantors agree that it will not demand, sue for or otherwise attempt to collect any indebtedness of the Borrower to it, until the Borrower’s Obligations have been paid in full.

5.4

Turnover of Collected Indebtedness.  During a continuing Event of Default under the Term Note, Revolving Note, Loan Agreement or any other Loan Document if, notwithstanding anything herein, the Corporate Guarantors shall collect, enforce or receive any amounts in respect of any indebtedness due from the Borrower, such amounts shall be collected, enforced and received by the Corporate Guarantors as trustees for the Lender and be paid over to the Lender on account of the Borrower’s Obligations, without affecting in any manner the liability of the Corporate Guarantors under the other provisions of this Corporate Guaranty.

SECTION 6

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Corporate Guarantor represents, warrants and further covenants the following:

6.1

The execution and delivery of this Corporate Guaranty, the consummation of the transactions contemplated hereby and the fulfillment of or compliance with the terms and conditions of this Corporate Guaranty, are not prevented or limited by or conflicts with or results in a breach of the terms, conditions or provisions of any contractual or other restriction on either Corporate Guarantor or any agreement or instrument of whatever nature to which either Corporate Guarantor is now a party or by which either Corporate Guarantor or the Corporate Guarantors’ property is bound or constitutes a default under any of the foregoing.

6.2

Each Corporate Guarantor received and will receive a direct and material financial benefit from the accommodations extended by the Lender to the Borrower.

6.3

This Corporate Guaranty constitutes a valid and legally binding obligation of each Corporate Guarantor, enforceable in accordance with its terms.

SECTION 7

MISCELLANEOUS

7.1

Continuing Obligation to Cooperate.  The Corporate Guarantors agree to execute and deliver to the Lender all such other and further instruments and documents and take or cause to be taken all such other and further action as the Lender may reasonably request in order to effect and confirm or vest more securely in the Lender all rights contemplated in this Corporate Guaranty.

7.2

Amendments.  This Corporate Guaranty may be amended only by an instrument in writing and duly signed by the Corporate Guarantors and an authorized officer of the Lender.

7.3

Enforceability.  If any provisions of this Corporate Guaranty shall be held to be illegal or unenforceable, such illegality or unenforceability shall relate solely to such provision and shall not affect the remainder of this Corporate Guaranty.

7.4

Venue.  The Corporate Guarantors and Lender agree that any action or proceeding to enforce or arising out of this Corporate Guaranty may be commenced in any court of the Commonwealth of Massachusetts sitting in the county of Suffolk, or in the District Court of the United States for the District of Massachusetts.

7.5

Service of Process.  The Corporate Guarantors waive personal service of process and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and confer personal jurisdiction if served by registered or certified mail to the Corporate Guarantors, or as otherwise provided by the laws of the Commonwealth of Massachusetts or the United States of America.

7.6

No Waiver, Remedies Cumulative.   No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  All rights and remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise.

7.7

Survival of Representations.   All representations, warranties and covenants made herein shall survive the amendment to the Loan Documents, and shall continue in full force and effect so long as any Indebtedness is outstanding, there exists any commitment by Lender to the Borrower, and until this Corporate Guaranty is formally terminated in writing.

7.8

Indemnity By Corporate Guarantors.   In addition to all other Indebtedness, the Corporate Guarantors agree to defend, protect, indemnify and hold harmless the Lender, and all of it’s Affiliates, Subsidiaries, officers, directors, employees, attorneys, accountants, consultants, agents and any controlling Persons (collectively the “Indemnified Parties”) from and against any and all losses, claims, damages, liabilities, obligations, penalties, fees, costs, expenses and settlement agreements, joint and several (including, without limitation, attorneys’ and paralegals’ fees, costs and expenses) incurred by any of the Indemnified Parties, whether prior to or from and after the date hereof, as a result of or arising from or relating to (i) the Commitment Letter, (ii) any due diligence effort (including, without limitation, public record search, recording fees, examinations and investigations of the properties of the Borrower, Corporate Guarantor, Borrower’s operations and the Collateral), negotiation, preparation, execution and/or performance of any of the Loan Documents or of any document executed in connection with the transactions contemplated thereby and the perfection of Lender’s Liens on the Collateral, maintenance of the Loan by the Lender , and any and all amendments, modifications, and supplements of any of the Loan Documents or restructuring of the Indebtedness, (iii) any suit, investigation, action or proceeding by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, regulation or common law principle, arising from or in connection with any of the Loan Documents and/or Lender ’s furnishing of funds to the Borrower under this Corporate Guaranty, (iv) the Lender ’s preservation, administration and enforcement of its rights under the Loan Documents and applicable law, including the reasonable fees if the Indebtedness is collected by or through an attorney at law and disbursements of counsel for Lender in connection therewith, whether suit be brought or not and whether incurred at trial or on appeal, and all costs of repossession, storage, disposition, protection and collection of Collateral, (v) periodic field exams, audits and appraisals performed by Lender; and/or (vi) any matter relating to the financing transactions contemplated by the Loan Documents or by any document executed in connection with the transactions contemplated thereby, other than for such loss, damage, liability, obligation, penalty, fee, cost or expense, any of which arise from an Indemnified Parties’ gross negligence or willful misconduct, as determined by a final order of a court of competent jurisdiction.  No Indemnified Party shall by liable for any direct or consequential damages which arise from or are related to the Commitment Letter, this Corporate Guaranty or any of the Loan Documents. Borrower’s and Corporate Guarantors’ obligation for indemnification for all of the foregoing losses, damages, liabilities, obligations, penalties, fees, costs and expenses shall be part of the Indebtedness, secured by the Collateral, and chargeable against Borrower’s loan accounts.  The indemnity herein shall survive the termination of this Corporate Guaranty.

7.9

Tax Obligations.  If the Corporate Guarantors should fail to pay any tax or other amount required by this Corporate Guaranty to be paid or which may be reasonably necessary to protect or preserve any of the Collateral, or Borrower’s, Corporate Guarantors’ or Lender ’s respective interests therein, Lender may make such payment and the amount thereof shall be payable on demand, shall bear interest at the Default Rate from the date of payment by the Lender until paid and shall be deemed to be Indebtedness entitled to the benefit and security of the Loan Documents.  The Corporate Guarantors agree to pay and save Lender harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Loan, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of Lender, Borrower or Corporate Guarantors with respect to the applicability of such tax.  The agreement herein shall survive the termination of this Corporate Guaranty.

7.10

Reinstatement.  Notwithstanding anything herein to the contrary, this Corporate Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Lender in respect of the Indebtedness is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon the appointment of any receiver, assignee, intervener or conservator of, or trustee or similar official for, the Borrower or any substantial part of its properties, or otherwise, all as though such payments had not been made.

7.11

Notices.   Unless otherwise specifically provided herein, any notice delivered under this Corporate Guaranty shall be in writing addressed to the respective party as set forth in Exhibit 7.11, or to such other address as the party addressed shall have previously designated by written notice to the serving party, and may be personally served, sent by facsimile transmission or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by facsimile transmission, on the date of transmission if transmitted on a business day before 4:00 p.m. (Boston, Massachusetts time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

7.12

Governing Law.   This Corporate Guaranty and all Loan Documents shall be deemed contracts made under the laws of the Commonwealth of Massachusetts, and shall be governed by and construed in accordance with the laws of said state (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction).

7.13

Successors.   This Corporate Guaranty shall be binding upon and shall inure to the benefit of the Borrower, Corporate Guarantors and the Lender, and their respective successors.

7.14

Assignment.  The Corporate Guarantors may not assign any of their rights, obligations, covenants, representations, warranties, duties or responsibilities hereunder and under the Loan Documents.  Any such assignment is void.  The Lender may assign all or part of its rights hereunder and under the Loan Documents, at any time.

7.15

Counterparts.   This Corporate Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

7.16

Exhibits.  Any exhibits annexed hereto are the only exhibits to be annexed to this Corporate Guaranty, and the material contained therein shall be incorporated herein.

7.17

Captions.  The captions herein contained are inserted as a matter of convenience only and such captions do not form a part of this Corporate Guaranty and shall not be utilized in the construction hereof.

7.18

Powers.   All powers of attorney granted to Lender are coupled with an interest and are irrevocable.

7.19

Approvals.   If this Corporate Guaranty calls for the approval or consent of Lender, such approval or consent may be given or withheld in the discretion of Lender unless otherwise specified herein.

7.20

No Punitive Damages.   Each party agrees that it shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waives any right or claim to punitive or exemplary damages it may have now or which may arise in the future in connection with any Dispute.

7.21

Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CORPORATE GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CORPORATE GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.21.

7.22

Participations.   Lender shall have the right to enter into one or more participation agreements with other lenders with respect to the Indebtedness.  Upon prior notice to the Borrower of such participation, Borrower shall thereafter furnish to such participant any information furnished by Borrower to Lender pursuant to the terms of the Loan Documents.  Nothing in this Corporate Guaranty or any other Loan Document shall prohibit Lender from pledging or assigning this Corporate Guaranty and Lender’s rights under any of the other Loan Documents, including collateral therefore, to any Federal Reserve Lender in accordance with applicable law.

7.23

Joint and Several Obligations.  All Indebtedness, representations, warranties, covenants and indemnities set forth herein and in the Loan Documents shall be joint and several among the Borrower and Corporate Guarantors.  Lender shall have the right to deal with any individual representative of the Borrower with regard to all matters concerning the rights and obligations of Lender hereunder and pursuant to applicable law with regard to the transactions contemplated under the Loan Documents.  All actions or inactions of the officers, managers, members and/or agents of the Borrower with regard to the transactions contemplated under the Loan Documents shall be deemed with full authority and binding upon the Borrower hereunder.  The foregoing is a material inducement to the agreement of Lender to enter into the terms hereof and to consummate the transactions contemplated hereby.

7.24

Waiver of Certain Defenses. All rights of Lender and all obligations of the Corporate Guarantors hereunder and under the Loan Documents shall be absolute and unconditional irrespective of (i) any change in the time, manner or place of payment of, or any other term of, all or any of the Indebtedness, or any other amendment or waiver of or any consent to any departure from any provision of the Loan Documents, (ii) any exchange, release or non-perfection of any other collateral given as security for the Indebtedness, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Indebtedness, or (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of Borrower, a Corporate Guarantor or any third party, other than payment and performance in full of the Indebtedness.

7.25

Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Corporate Guaranty in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Corporate Guaranty and (e) the word “asset” shall be construed to the have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

[Remainder of the page is blank.  Signatures appear on the following page.]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Corporate Guaranty Agreement as of the day and year first above written.

CORPORATE GUARANTORS:

INFORMATION DECISIONS,

INCORPORATED

/s/ Jean Croteau

Jean Croteau

Its Chief Executive Officer

WORKGROUP TECHNOLOGY

CORPORATION

/s/ Jean Croteau

Jean Croteau

Its Chief Executive Officer

[Signature page to Corporate Guaranty]

EXHIBIT 7.11

Notices Addresses

If to the Senior Lender:

Barbara Flight

Senior Vice President

One Conant Capital, LLC

One Post Office Square, Suite 3710

Boston, Massachusetts 02109

with a copy to:

Sean W. Gilligan, Esq.

Gesmer Updegrove LLP

40 Broad Street

Boston, Massachusetts 02110

If to Either Corporate Guarantor:

Joseph P. Mullaney

President

SofTech, Inc.

59 Lowes Way, Suite 401

Lowell, Massachusetts 01851

with a copy to:

Matthew Gardella, Esq.

Matthew McTygue, Esq.

Edwards, Angel, Palmer & Dodge LLP

111 Huntington Avenue

Boston, Massachusetts 02199